Exhibit 99.1
CRITEO REPORTS FOURTH QUARTER AND FISCAL YEAR 2022 RESULTS

2022 Activated Media Spend Up 25% to 3.3 Billion
2022 Operating Cash Flow Up 16% to $256 Million and Free Cash Flow Up 19% to $200 Million
Deployed $136 Million of Capital to Share Repurchases in 2022
Targeting High-Single-Digit to Low-Double-Digit Growth in 2023

NEW YORK - February 8, 2023 - Criteo S.A. (NASDAQ: CRTO) ("Criteo" or the "Company"), the commerce media company, today announced financial results for the fourth quarter and fiscal year ended December 31, 2022.

Fourth Quarter and Fiscal Year 2022 Financial Highlights:

The following table summarizes our consolidated financial results for the three and twelve months ended December 31, 2022:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2022	2021	YoY Change	2022	2021	YoY Change
	(in millions, except EPS data)
GAAP Results
Revenue	$564	$653	(14)%	$2,017	$2,254	(11)%
Gross Profit	$247	$244	1%	$795	$782	2%
Net Income	$16	$75	(79)%	$11	$138	(92)%
Gross Profit margin	44%	37%	7ppt	39%	35%	4ppt
Diluted EPS	$0.25	$1.15	(78)%	$0.14	$2.09	(93)%
Cash from operating activities	$125	$66	90%	$256	$221	16%
Cash and cash equivalents	$348	$516	(32)%	$348	$516	(32)%

Non-GAAP Results[1]
Contribution ex-TAC	$283	$276	3%	$928	$921	1%
Contribution ex-TAC margin	50%	42%	8ppt	46%	41%	5ppt
Adjusted EBITDA	$104	$111	(6)%	$267	$322	(17)%
Adjusted diluted EPS	$0.84	$1.44	(42)%	$2.76	$3.38	(18)%
Free Cash Flow (FCF)	$111	$56	99%	$200	$168	19%
FCF / Adjusted EBITDA	106%	50%	56ppt	75%	52%	23ppt

“In 2022, we made great strides in the transformation of Criteo and the acceleration of our strategy. As a clear leader in Commerce and Retail Media, we are uniquely positioned to capitalize on the largest market opportunity in digital advertising,” said Megan Clarken, Chief Executive Officer of Criteo. “In 2023, we are focused on the execution of our plan that delivers growth for our clients and drives shareholder value.”

Operating Highlights

•We renewed and extended our global partnership with Ascential and its world-class e-commerce businesses; we signed a three-year U.S. partnership with a major holding agency to accelerate the demand for both Retail Media and Marketing Solutions.
•Retail Media Contribution ex-TAC grew 23% year-over-year at constant currency in Q4 and 33% in 20222.
•Same-retailer Contribution ex-TAC3 retention for Retail Media was 122% and 130% in Q4 and 2022, respectively.
•We expanded our platform adoption to 175 retailers and 1,800 brands in Retail Media, including new retailer wins in the grocery, agricultural retail, and health and beauty sectors.
•Marketing Solutions Contribution ex-TAC was down 7% year-over-year at constant currency2 in Q4 and flat in 2022.
•Criteo's activated media spend4, including Iponweb, was $3.3 billion in the last 12 months and $1.2 billion in Q4, growing 39% at constant currency2.
•We deployed $136 million of capital for share repurchases in 2022, and we extended our share repurchase authorization from $280 million to $480 million in December 2022.

Financial Summary

Revenue for Q4 2022 was $564 million, gross profit was $247 million and Contribution ex-TAC was $283 million. Net income for Q4 was $16 million, or $0.25 per share on a diluted basis. Adjusted EBITDA for Q4 was $104 million, resulting in an adjusted diluted EPS of $0.84. As reported, revenue for Q4 decreased by 14%, gross profit increased 1% and Contribution ex-TAC increased by 3%. At constant currency, revenue for Q4 decreased by 8% and Contribution ex-TAC increased by 10%.

Revenue for the fiscal year 2022 was $2.0 billion, gross profit was $795 million and Contribution ex-TAC was $928 million. As reported, revenue for 2022 decreased by 11%, gross profit increased 2% and Contribution ex-TAC increased by 1%. At constant currency, revenue for 2022 decreased by 4% and Contribution ex-TAC increased by 10%. Net income for fiscal 2022 was $11 million, or $0.14 per share on a diluted basis. Fiscal year 2022 Adjusted EBITDA was $267 million, resulting in an adjusted diluted EPS of $2.76. Cash flow from operating activities was $125 million in Q4 and $256 million in 2022. Free Cash Flow was $111 million in Q4 and up 19% to a record $200 million in 2022. As of December 31, 2022, we had $373 million in cash and marketable securities on our balance sheet.
Sarah Glickman, Chief Financial Officer, said, “Despite the challenging macro-economic environment, we delivered 10% growth in Contribution ex-TAC at constant currency, an adjusted EBITDA margin of 29% and record Free Cash Flow conversion of 75% of adjusted EBITDA in 2022. In 2023, we are capitalizing on our momentum in Retail Media and accelerating cost efficiency initiatives.”

Fourth Quarter 2022 Results

Revenue, Gross Profit and Contribution ex-TAC

Revenue decreased by 14% year-over-year in Q4 2022, or 8% at constant currency, to $564 million (Q4 2021: $653 million). Gross profit increased by 1% year-over-year in Q4 2022 to $247 million (Q4 2021: $244 million). Gross profit as a percentage of revenue, or gross profit margin, was 44% (Q4 2021: 37%). Contribution ex-TAC in the fourth quarter increased 3% year-over-year, or increased 10% at constant currency, to $283 million (Q4 2021: $276 million). Contribution ex-TAC as a percentage of revenue, or Contribution ex-TAC margin, was 50% (Q4 2021: 42%), up 800 basis points year-over-year, largely driven by Retail Media and the acceleration of our client transition to the Company's platform.

•Marketing Solutions revenue decreased 19%, or decreased 12% at constant currency, and Marketing Solutions Contribution ex-TAC decreased 16%, or decreased 7% at constant currency, driven by a slowdown in Retail, anticipated signal loss impacts and the suspension of the Company's operations in Russia, partially offset by strength in Travel.
•Retail Media revenue decreased 21%, or 18% at constant currency, reflecting the impact related to the ongoing client migration to the Company's platform. Retail Media Contribution ex-TAC increased 19%, or 23% at constant currency, driven by continued strength in Retail Media onsite, new client integrations and growing network effects of the platform.
•Iponweb revenue reflects three months of contribution following the closing of the acquisition on August 1, 2022.

Net Income and Adjusted Net Income

Net income was $16 million in Q4 2022 (Q4 2021: $75 million). Net income margin as a percentage of revenue was 3% (Q4 2021: 11%). Net income available to shareholders of Criteo was $15 million, or $0.25 per share on a diluted basis (Q4 2021: $74 million, or $1.15 per share on a diluted basis).

Adjusted net income, a non-GAAP financial measure, was $52 million, or $0.84 per share on a diluted basis (Q4 2021: $92 million, or $1.44 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA was $104 million, above the Company's guidance, representing a decrease of 6% year-over-year (Q4 2021: $111 million). This was driven by planned growth investments, partially offset by higher Contribution ex-TAC over the period. Adjusted EBITDA as a percentage of Contribution ex-TAC, or Adjusted EBITDA margin, was 37% (Q4 2021: 40%).

Operating expenses increased 11% year-over-year to $198 million (Q4 2021: $179 million), mostly driven by higher headcount-related expense from planned investments, equity awards compensation expense, and operating costs from our acquisition of Iponweb. Non-GAAP operating expenses increased by 2% or $3 million, to $154 million (Q4 2021: $151 million).

___________________________________________________
1 Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted diluted EPS and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.2 Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.
3 Same-client profitability or Contribution ex-TAC is the profitability or Contribution ex-TAC generated by clients that were live with us in a given quarter and are still live with us the same quarter in the following year.
4 Activated media spend is defined as the sum of our Marketing Solutions revenue, the media spend activated on behalf of our Retail Media clients, and the media spend activated by Iponweb.

Fiscal Year 2022 Results

Revenue, Gross Profit and Contribution ex-TAC

Revenue decreased by 11% year-over-year, or 4% at constant currency, to $2,017 million (FY 2021: $2,254 million). Gross profit increased by 2% year-over-year to $795 million (FY 2021: $782 million). Gross profit as a percentage of revenue, or gross profit margin, was 39% (FY 2021: 35%). Contribution ex-TAC increased 1% year-over-year, or increased 10% at constant currency, to $928 million (FY 2021: $921 million). Contribution ex-TAC as a percentage of revenue, or Contribution ex-TAC margin, was 46% (FY 2021: 41%), up 500 basis points year-over-year, largely driven by Retail Media and the acceleration of our client transition to the Company's platform.

•Marketing Solutions revenue decreased 12%, or decreased 5% at constant currency, and Marketing Solutions Contribution ex-TAC decreased 10%, or was flat at constant currency, driven by solid growth for Commerce Audiences offset by lower Retargeting primarily due to anticipated signal loss impacts and the suspension of the Company's operations in Russia.
•Retail Media revenue decreased 18%, or 16% at constant currency, reflecting the impact related to the ongoing client migration to the Company's platform. Retail Media Contribution ex-TAC increased 29%, or 33% at constant currency, driven by continued strength in Retail Media onsite, new client integrations and growing network effects of the platform.
•Iponweb revenue reflects five months of contribution following the closing of the acquisition on August 1, 2022.

Net Income and Adjusted Net Income

Net income was $11 million (FY 2021: $138 million). Net income available to shareholders of Criteo was $9 million, or $0.14 per share on a diluted basis (FY 2021: $134 million, or $2.09 per share on a diluted basis).

Adjusted net income was $173 million, or $2.76 per share on a diluted basis (FY 2021: $217 million, or $3.38 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA was $267 million (FY 2021: $322 million), reflecting planned growth investments, partially offset by higher Contribution ex-TAC and cost management. Adjusted EBITDA as a percentage of Contribution ex-TAC, or Adjusted EBITDA margin, was 29% (FY 2021: 35%).

Operating expenses increased 22% year-over-year to $771 million (FY 2021: $630 million), mostly driven by higher headcount-related expense from planned investments, equity awards compensation expense, and inclusion of the operating costs from our acquisition of Iponweb. Non-GAAP operating expenses increased by 11% or $56 million, to $580 million (FY 2021: $524 million).

Cash Flow, Cash and Financial Liquidity Position

Cash flow from operating activities increased 90% year-over-year to $125 million in Q4 2022 (Q4 2021: $66 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, increased to $111 million in Q4 2022 (Q4 2021: $56 million).

Cash and cash equivalents, and marketable securities, decreased $198 million compared to December 31, 2021 to $373 million, after spending approximately $135 million for the acquisition of Iponweb (net of cash acquired), which closed on August 1, 2022, and approximately $136 million on share repurchases in 2022.

As of December 31, 2022, the Company had total financial liquidity of approximately $835 million, including its cash position, marketable securities, revolving credit facility and treasury shares reserved for M&A.

2023 Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of February 8, 2023.

Fiscal year 2023 guidance:
•High single-digit to low double-digit growth in Contribution ex-TAC at constant currency, including the contribution from our Iponweb acquisition
•Adjusted EBITDA margin of approximately 28% of Contribution ex-TAC

First quarter 2023 guidance:
•Contribution ex-TAC between $210 million and $216 million, or year-over-year growth at constant currency of +5% to +7%, including the contribution from our Iponweb acquisition
•Adjusted EBITDA between $30 million and $32 million

The above guidance for the first quarter and fiscal year ending December 31, 2023 assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.952, a U.S. dollar-Japanese Yen rate of 135, a U.S. dollar-British pound rate of 0.838, a U.S. dollar-Korean Won rate of 1,290 and a U.S. dollar-Brazilian real rate of 5.25.

The above guidance assumes that no additional acquisitions are completed during the first quarter of 2023 or the fiscal year ended December 31, 2023.

Reconciliations of Contribution ex-TAC, Adjusted EBITDA and Adjusted EBITDA margin guidance to the closest corresponding U.S. GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission ("SEC"): Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted diluted EPS, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Contribution ex-TAC is a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other costs of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, certain restructuring, integration and transformation costs, certain acquisition costs and a loss contingency related to a regulatory matter. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related assets, certain restructuring, integration and transformation costs, certain acquisition costs, a loss contingency related to a regulatory matter, and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow Conversion is defined as free cash flow divided by Adjusted EBITDA. Free Cash Flow and Free Cash Flow Conversion are key measures used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow and Free Cash Flow Conversion permit a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate equity awards compensation expense, pension service costs, certain restructuring, integration and transformation costs, certain acquisition and integration costs, and a loss contingency related to a regulatory matter. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Contribution ex-TAC to gross profit, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending March 31, 2023 and the year ending December 31, 2023, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding the effects of the COVID-19 pandemic on our employees, operations, revenue and cash flows, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, including without limitation uncertainty regarding the timing and scope of proposed changes to and enhancements of the Chrome browser announced by Google, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, including the successful integration of our acquisition of Iponweb, uncertainty regarding international growth and expansion (including related to changes in a specific country's or region's political or economic conditions), the impact of the invasion of Ukraine by Russia (including resulting sanctions), the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Contribution ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on February 25, 2022, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Importantly, at this time, the COVID-19 pandemic continues to have, and macro-economic conditions including inflation and rising interest rates in the U.S. could have, an impact on Criteo's business, financial condition, cash flow and results of operations. There are uncertainties about the duration and the extent of the impact of the COVID-19 pandemic.

Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s senior management team will discuss the Company’s earnings on a call that will take place today, February 8, 2023, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company's website at https://criteo.investorroom.com/ and will subsequently be available for replay.

•United States:         +1 855 209 8212
•International:            +1 412 317 0788
•France                080-510-2319

Please ask to be joined into the "Criteo" call.

About Criteo

Criteo (NASDAQ: CRTO) is the global commerce media company that enables marketers and media owners to drive better commerce outcomes. Its industry leading Commerce Media Platform connects 22,000 marketers and thousands of media owners to deliver richer consumer experiences from product discovery to purchase. By powering trusted and impactful advertising, Criteo supports an open internet that encourages discovery, innovation, and choice. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Melanie Dambre, m.dambre@criteo.com

Criteo Public Relations
Jessica Meyers, j.meyers@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$348,200	$515,527
Trade receivables, net of allowances of $47.8 million and $45.4 million at December 31, 2022 and December 31, 2021, respectively	708,949	581,988
Income taxes	23,609	8,784
Other taxes	78,274	73,388
Other current assets	51,866	34,182
Restricted cash - current	25,000	—
Marketable securities - current portion	25,098	50,299
Total current assets	1,260,996	1,264,168
Property, plant and equipment, net	131,207	139,961
Intangible assets, net	175,983	82,627
Goodwill	515,140	329,699
Right of Use Asset - operating lease	102,176	120,257
Restricted cash - non current	75,000	—
Marketable securities - non current portion	—	5,000
Non-current financial assets	5,928	6,436
Other non-current assets	50,818	—
Deferred tax assets	31,646	35,443
Total non-current assets	1,087,898	719,423
Total assets	$2,348,894	$1,983,591

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$742,918	$430,245
Contingencies - current portion	65,759	3,059
Income taxes	13,037	6,641
Financial liabilities - current portion	219	642
Lease liability - operating - current portion	31,003	34,066
Other taxes	58,031	60,236
Employee - related payables	85,569	98,136
Other current liabilities	83,457	39,523
Total current liabilities	1,079,993	672,548
Deferred tax liabilities	3,463	3,053
Defined benefit plans	3,708	5,531
Financial liabilities - non current portion	74	360
Lease liability - operating - non current portion	77,536	93,893
Contingencies - non current portion	33,788	—
Other non-current liabilities	69,226	9,886
Total non-current liabilities	187,795	112,723
Total liabilities	1,267,788	785,271
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 63,248,728 and 65,883,347 shares authorized, issued and outstanding at December 31, 2022 and December 31, 2021, respectively.	2,079	2,149
Treasury stock, 5,985,104 and 5,207,873 shares at cost as of December 31, 2022 and December 31, 2021, respectively.	(174,293)	(131,560)
Additional paid-in capital	734,492	731,248
Accumulated other comprehensive income (loss)	(91,890)	(40,294)
Retained earnings	577,653	601,588
Equity - attributable to shareholders of Criteo S.A.	1,048,041	1,163,131
Non-controlling interests	33,065	35,189
Total equity	1,081,106	1,198,320
Total equity and liabilities	$2,348,894	$1,983,591

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2022	2021	YoY Change	2022	2021	YoY Change

Revenue	$564,425	$653,267	(14)%	$2,017,003	$2,254,235	(11)%

Cost of revenue
Traffic acquisition cost	(281,021)	(377,076)	(25)%	(1,088,779)	(1,333,440)	(18)%
Other cost of revenue	(36,810)	(31,840)	16%	(133,024)	(138,851)	(4)%

Gross profit	246,594	244,351	1%	795,200	781,944	2%

Operating expenses:
Research and development expenses	(69,348)	(44,860)	55%	(187,596)	(151,817)	24%
Sales and operations expenses	(99,633)	(89,892)	11%	(377,996)	(325,616)	16%
General and administrative expenses	(28,969)	(43,855)	(34)%	(205,330)	(152,634)	35%
Total Operating expenses	(197,950)	(178,607)	11%	(770,922)	(630,067)	22%
Income from operations	48,644	65,744	(26)%	24,278	151,877	(84)%
Financial and Other income (expense)	(6,144)	3,330	NM	17,783	1,939	NM
Income before taxes	42,500	69,074	(38)%	42,061	153,816	(73)%
Provision for income taxes	(26,451)	5,864	NM	(31,186)	(16,169)	93%
Net Income	$16,049	$74,938	(79)%	$10,875	$137,647	(92)%

Net income available to shareholders of Criteo S.A.	$15,400	$73,765	(79)%	$8,952	$134,456	(93)%
Net income available to non-controlling interests	$649	$1,173	(45)%	$1,923	$3,191	(40)%

Weighted average shares outstanding used in computing per share amounts:
Basic	58,732,771	60,590,826		60,004,707	60,717,446
Diluted	61,898,460	63,985,850		62,760,197	64,231,637

Net income allocated to shareholders per share:
Basic	$0.26	$1.22	(79)%	$0.15	$2.21	(93)%
Diluted	$0.25	$1.15	(78)%	$0.14	$2.09	(93)%

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2022	2021	YoY Change	2022	2021	YoY Change
Net income	$16,049	$74,938	(79)%	$10,875	$137,647	(92)%
Non-cash and non-operating items	62,986	21,306	NM	185,029	124,879	48%
- Amortization and provisions	15,611	23,015	(32)%	150,261	90,934	65%
- Equity awards compensation expense (1)	22,440	12,354	82%	65,034	44,528	46%
- Net gain or (loss) on disposal of non-current assets	167	(2,729)	NM	(194)	1,965	NM
- Interest accrued and non-cash financial income and expenses	1,985	—	NM	(259)	—	NM
- Change in uncertain tax positions	412	—	NM	412	—	NM
- Net change in fair value of Earn-out	771	—	NM	771	—	NM
- Change in deferred taxes	19,653	(23,210)	NM	3,602	(18,642)	NM
- Change in income taxes	1,947	11,863	(84)%	(10,952)	6,043	NM
- Other	—	13	NM	(23,646)	51	NM
Changes in working capital related to operating activities	46,420	(30,232)	NM	60,081	(41,613)	NM
- (Increase) / Decrease in trade receivables	(117,309)	(151,604)	(23)%	(41,910)	(134,950)	(69)%
- Increase / (Decrease) in trade payables	153,318	88,384	73%	133,792	82,691	62%
- (Increase) / Decrease in other current assets	8,537	(7,032)	NM	(14,687)	(19,742)	(26)%
- Increase / (Decrease) in other current liabilities	2,316	38,807	(94)%	(17,862)	33,033	NM
- Change in operating lease liabilities and right of use assets	(442)	1,213	NM	748	(2,645)	NM
CASH FROM OPERATING ACTIVITIES	125,455	66,012	90%	255,985	220,913	16%
Acquisition of intangible assets, property, plant and equipment	(35,841)	(10,600)	NM	(84,796)	(54,983)	54%
Change in accounts payable related to intangible assets, property, plant and equipment	21,319	455	NM	28,951	1,973	NM
Payment for businesses, net of cash acquired	(2,574)	(892)	NM	(138,027)	(10,419)	NM
Change in other non-current financial assets	(15,299)	865	NM	27,753	(12,938)	NM
CASH USED FOR INVESTING ACTIVITIES	(32,395)	(10,172)	NM	(166,119)	(76,367)	NM
Proceeds from borrowings under line-of-credit agreement	—	—	NM	78,513	—	NM
Repayment of borrowings	—	13	NM	(78,513)	(1,249)	NM
Proceeds from exercise of stock options	411	3,508	(88)%	1,028	25,196	(96)%
Repurchase of treasury stocks	(76,523)	(27,416)	NM	(135,685)	(100,027)	36%
Change in other financial liabilities	(372)	(401)	(7)%	(265)	(4,037)	(93)%
Other	(364)	—	NM	21,878	—	NM
CASH USED FOR FINANCING ACTIVITIES	(76,848)	(24,296)	NM	(113,044)	(80,117)	41%
Effect of exchange rates changes on cash and cash equivalents	24,665	(13,475)	NM	(44,149)	(36,913)	20%
Net increase in cash and cash equivalents	40,877	18,069	NM	(67,327)	27,516	NM
Net cash and cash equivalents at beginning of period	407,323	497,458	(18)%	515,527	488,011	6%
Net cash and cash equivalents and restricted cash at end of period	$448,200	$515,527	(13)%	$448,200	$515,527	(13)%

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$(4,439)	$(5,482)	(19)%	$(38,124)	$(28,767)	33%
Cash paid for interest	$(339)	$(347)	(2)%	$(1,298)	$(1,486)	(13)%

(1) Share-based compensation expense according to ASC 718 Compensation - stock compensation accounted for $22.1 million and $11.9 million of equity awards compensation expense for the quarters ended December 31, 2022 and 2021, respectively, and $63.2 million and $42.7 million of equity awards compensation for the twelve months ended December 31, 2022 and 2021, respectively.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2022	2021	YoY Change	2022	2021	YoY Change

CASH FROM OPERATING ACTIVITIES	$125,455	$66,012	90%	$255,985	$220,913	16%
Acquisition of intangible assets, property, plant and equipment	(35,841)	(10,600)	NM	(84,796)	(54,983)	54%
Change in accounts payable related to intangible assets, property, plant and equipment	21,319	455	NM	28,951	1,973	NM
FREE CASH FLOW (1)	$110,933	$55,867	99%	$200,140	$167,903	19%

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Contribution ex-TAC to Gross Profit
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2022	2021	YoY Change	2022	2021	YoY Change

Gross Profit	246,594	244,351	1%	795,200	781,944	2%

Other Cost of Revenue	36,810	31,840	16%	133,024	138,851	(4)%

Contribution ex-TAC (1)	$283,404	$276,191	3%	$928,224	$920,795	1%

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Segment Information
(U.S. dollars in thousands, unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
Segment	2022	2021	YoY Change	YoY Change at Constant Currency (3)	2022	2021	YoY Change	YoY Change at Constant Currency (3)
Revenue
Marketing Solutions	$470,918	$577,962	(19)%	(12)%	$1,762,517	$2,007,239	(12)%	(5.1)%
Retail Media (2)	59,801	75,305	(21)%	(18)%	202,317	246,996	(18)%	(16)%
Iponweb	33,706	—	N/A	N/A	52,169	—	N/A	N/A
Total	564,425	653,267	(14)%	(8)%	2,017,003	2,254,235	(11)%	(4)%

Contribution ex-TAC
Marketing Solutions	192,616	228,378	(16)%	(7)%	714,695	796,152	(10)%	(0.3)%
Retail Media (2)	57,082	47,813	19%	23%	161,360	124,643	29%	33%
Iponweb	33,706	—	N/A	N/A	52,169	—	N/A	N/A
Total (1)	$283,404	$276,191	3%	10%	$928,224	$920,795	1%	10%

(1) Refer to the Non-GAAP Financial Measures section of this filing for a definition of the Non-GAAP metric.

(2) The Retail Media Platform, introduced in June 2020, is a strategic building block of Criteo’s Commerce Media Platform and is reported under the retail media segment. It is a self-service solution providing transparency, measurement and control to brands and retailers. In all arrangements running on this platform, Criteo recognizes revenue on a net basis, whereas revenue from arrangements running on legacy Retail Media solutions were accounted for on a gross basis. Most clients using Criteo’s legacy Retail Media solutions transitioned to this platform by the end of 2022. During the transition period, Revenue declined but Contribution ex-TAC margin increased. Contribution ex-TAC was not impacted by this transition.

(3) Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2022	2021	YoY Change	2022	2021	YoY Change
Net income	$16,049	$74,938	(79)%	$10,875	$137,647	(92)%
Adjustments:
Financial (Income) expense	6,427	(347)	NM	(17,053)	1,044	NM
Provision for income taxes	26,451	(5,864)	NM	31,186	16,169	93%
Equity awards compensation expense	22,441	12,114	85%	65,035	44,955	45%
Pension service costs	970	319	NM	1,756	1,324	33%
Depreciation and amortization expense	27,450	21,756	26%	89,018	88,402	1%
Acquisition-related costs	1,093	6,118	(82)%	12,584	11,256	12%
Loss contingency on regulatory matters	(699)	—	NM	63,221	—	NM
Restructuring, integration and transformation costs (1)	4,123	1,833	NM	10,677	21,698	(51)%
Total net adjustments	88,256	35,929	NM	256,424	184,848	39%
Adjusted EBITDA (2)	$104,305	$110,867	(6)%	$267,299	$322,495	(17)%

(1) For the three and twelve months ended December 31, 2022 and December 31, 2021, respectively, the Company recognized restructuring, integration and transformation costs following its new organizational structure implemented to support its Commerce Media Platform strategy:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
(Gain) from forfeitures of share-based compensation awards	—	239	—	(427)
Facilities related costs	450	1,328	1,452	16,020
Payroll related (gain) costs	2,687	(157)	7,373	4,480
Integration and transformation costs	986	423	1,852	1,625
Total restructuring, integration and transformation costs	$4,123	$1,833	$10,677	$21,698
(2) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2022	2021	YoY Change	2022	2021	YoY Change
Total Operating expenses	(197,950)	(178,607)	10.8%	(770,922)	(630,067)	22.4%
Equity awards compensation expense	22,441	12,114	85%	65,035	44,955	45%
Depreciation and Amortization expense	15,797	7,145	NM	38,136	27,283	40%
Pension service costs	970	319	NM	1,756	1,324	33%
Acquisition-related costs	1,093	6,118	(82)%	12,584	11,256	12%
Loss contingency on regulatory matters	(699)	—	NM	63,221	—	NM
Restructuring, integration and transformation costs	4,123	1,833	NM	10,677	21,698	(51)%
Total Non GAAP Operating expenses (1)	$(154,225)	$(151,078)	2%	$(579,513)	$(523,551)	11%

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2022	2021	YoY Change	2022	2021	YoY Change

Net income	$16,049	$74,938	(79)%	$10,875	$137,647	(92)%
Adjustments:
Equity awards compensation expense	22,441	12,114	85%	65,035	44,955	45%
Amortization of acquisition-related intangible assets	12,423	3,755	NM	23,276	12,929	80%
Acquisition-related costs	1,093	6,118	(82)%	12,584	11,256	12%
Loss contingency on regulatory matters	(699)	—	NM	63,221	—	NM
Restructuring, integration and transformation costs	4,123	1,833	NM	10,677	21,698	(51)%
Tax impact of the above adjustments (1)	(3,535)	(6,557)	(46)%	(12,513)	(11,243)	11%
Total net adjustments	35,846	17,263	NM	162,280	79,595	NM
Adjusted net income(2)	$51,895	$92,201	(44)%	$173,155	$217,242	(20)%

Weighted average shares outstanding
- Basic	58,732,771	60,590,826		60,004,707	60,717,446
- Diluted	61,898,460	63,985,850		62,760,197	64,231,637

Adjusted net income per share
- Basic	$0.88	$1.52	(42)%	$2.89	$3.58	(19)%
- Diluted	$0.84	$1.44	(42)%	$2.76	$3.38	(18)%

(1) We consider the nature of the adjustment to determine its tax treatment in the various tax jurisdictions we operate in. The tax impact is calculated by applying the actual tax rate for the entity and period to which the adjustment relates.
(2) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2022	2021	YoY Change	2022	2021	YoY Change

Gross Profit as reported	$246,594	$244,351	1%	$795,200	$781,944	2%

Other cost of revenue as reported	(36,810)	(31,840)	16%	(133,024)	(138,851)	(4)%

Contribution ex-TAC as reported(2)	283,404	276,191	3%	928,224	920,795	1%
Conversion impact U.S. dollar/other currencies	21,462	—		84,202	—
Contribution ex-TAC at constant currency	304,866	276,191	10%	1,012,426	920,795	10%
Contribution ex-TAC(2)/Revenue as reported	50%	42%		46%	41%

Traffic acquisition costs as reported	(281,021)	(377,076)	(25)%	(1,088,779)	(1,333,440)	(18)%
Conversion impact U.S. dollar/other currencies	(16,065)	—		(63,434)	—
Traffic acquisition costs at constant currency	(297,086)	(377,076)	(21)%	(1,152,213)	(1,333,440)	(14)%

Revenue as reported	564,425	653,267	(14)%	2,017,003	2,254,235	(11)%
Conversion impact U.S. dollar/other currencies	37,527	—		147,636	—
Revenue at constant currency	$601,952	$653,267	(8)%	$2,164,639	$2,254,235	(4)%

(1) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and board of directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Information on Share Count
(unaudited)

	Twelve Months Ended
	2022	2021
Shares outstanding as at January 1,	60,675,474	60,639,570
Weighted average number of shares issued during the period	(670,767)	77,876
Basic number of shares - Basic EPS basis	60,004,707	60,717,446
Dilutive effect of share options, warrants, employee warrants - Treasury method	2,755,491	3,514,191
Diluted number of shares - Diluted EPS basis	62,760,198	64,231,637

Shares issued as December 31, before Treasury stocks	63,248,728	65,883,347
Treasury stock as of December 31,	(5,985,104)	(5,207,873)
Shares outstanding as of December 31, after Treasury stocks	57,263,624	60,675,474
Total dilutive effect of share options, warrants, employee warrants	9,507,770	6,213,932
Fully diluted shares as at December 31,	66,771,394	66,889,406

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	YoY Change	QoQ Change	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020

Clients	(0.7)%	(0.3)%	21,600	21,673	21,711	21,597	21,745	21,747	21,332	20,626	21,460

Revenue	(14)%	26%	564,425	446,921	495,090	510,567	653,267	508,580	551,311	541,077	661,282
Americas	(2)%	40%	281,806	201,274	213,340	194,847	287,270	204,428	221,227	203,900	312,817
EMEA	(21)%	23%	185,125	150,915	176,867	193,954	234,559	188,354	209,303	212,096	232,137
APAC	(26)%	3%	97,494	94,732	104,883	121,766	131,438	115,798	120,781	125,081	116,328

Revenue	(14)%	26%	564,425	446,921	495,090	510,567	653,267	508,580	551,311	541,077	661,282
Marketing Solutions	(19)%	22%	470,918	387,288	440,423	463,888	577,962	458,622	487,465	483,190	543,262
Retail Media (2)	(21)%	45%	59,801	41,170	54,667	46,679	75,305	49,958	63,846	57,887	118,020
Iponweb	N/A	83%	33,706	18,463	—	—	—	—	—	—	—

TAC	(25)%	20%	(281,021)	(233,543)	(280,565)	(293,650)	(377,076)	(297,619)	(331,078)	(327,667)	(408,108)
Marketing Solutions	(20)%	21%	(278,302)	(229,266)	(262,454)	(277,800)	(349,584)	(276,498)	(294,132)	(290,873)	(324,017)
Retail Media (2)	(90)%	(36)%	(2,719)	(4,277)	(18,111)	(15,850)	(27,492)	(21,121)	(36,946)	(36,794)	(84,091)
Iponweb	N/A	N/A	—	—	—	—	—	—	—	—	—

Contribution ex-TAC (1)	3%	33%	283,404	213,378	214,525	216,917	276,191	210,961	220,233	213,410	253,174
Marketing Solutions	(16)%	22%	192,616	158,022	177,969	186,088	228,378	182,124	193,333	192,317	219,245
Retail Media (2)	19%	55%	57,082	36,893	36,556	30,829	47,813	28,837	26,900	21,093	33,929
Iponweb	N/A	83%	33,706	18,463	—	—	—	—	—	—	—

Cash flow from operating activities	90%	201%	125,455	41,628	13,972	74,930	66,012	51,179	26,360	77,362	44,080

Capital expenditures	43%	(28)%	14,522	20,307	15,452	5,564	10,145	15,957	13,128	13,780	22,302

Capital expenditures/Revenue	1ppt	(2)ppt	3%	5%	3%	1%	2%	3%	2%	3%	3%

Net cash position	(13)%	10%	448,200	407,323	562,546	589,343	515,527	497,458	489,521	520,060	488,011

Headcount	34%	5%	3,716	3,537	3,146	2,939	2,781	2,658	2,572	2,532	2,594

Days Sales Outstanding (days - end of month)	6 days	(7) days	71	78	76	74	65	70	66	64	56

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

(2) The Retail Media Platform, introduced in June 2020, is a strategic building block of Criteo’s Commerce Media Platform and is reported under the retail media segment. It is a self-service solution providing transparency, measurement and control to brands and retailers. In all arrangements running on this platform, Criteo recognizes revenue on a net basis, whereas revenue from arrangements running on legacy Retail Media solutions were accounted for on a gross basis. Most clients using Criteo’s legacy Retail Media solutions transitioned to this platform by the end of 2022. During the transition period, Revenue declined but Contribution ex-TAC margin increased. Contribution ex-TAC was not impacted by this transition.